EXHIBIT 23.1





            Consent of Independent Registered Public Accounting Firm



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation in this Registration Statement on Form 10-12G of our report dated May 10, 2010, except for Note 11, as to which the date is October 22, 2010, relating to the consolidated financial statements of Latitude Solutions, Inc. and Subsidiaries, as of December 31, 2009 and 2008 and for the years then ended and to all references to our firm included in this Registration Statement.



/s/ Mallah Furman

Fort Lauderdale, Florida
November 11, 2010